Exhibit 10.8

SOLSTICE HOLDINGS LLC

RETENTION AND INCENTIVE EQUITY COMPENSATION PROGRAM

IIAP Award Agreement

WHEREAS, Solstice Holdings LLC, a Delaware limited liability company (the “Company”), has established the Solstice Holdings LLC Retention and Incentive Equity Compensation Program (the “RIECP” or the “Program”), effective as of March 8, 2006, to assist in attracting key employees of or on behalf of CenterPoint Properties Trust, a Maryland real estate investment trust and a Subsidiary of the Company (“CenterPoint”), and to provide the Grantee with long-term incentives and rewards for superior performance and maximizing shareholder value;

WHEREAS, the Initial Incentive Award Plan (the “IIAP”) is a component of the Program governing the grant of restricted Unvested Class A Units to key employees of CenterPoint;

WHEREAS, the IIAP provides for the one-time grant of restricted Unvested Class A Units in lieu of any share options, restricted shares and/or performance units that CenterPoint may have awarded to its employees in 2006 for CenterPoint’s fiscal year 2005 performance;

WHEREAS,                             (the “Grantee”) is an employee of CenterPoint and has made and is expected to continue to make major contributions to the short-term and long-term profitability, growth and financial strength of CenterPoint;

WHEREAS, CenterPoint, the Company and the Grantee are parties to an employment agreement dated March       , 2006 (the “Employment Agreement”);

WHEREAS, the execution of this IIAP Award Agreement in the favor of the Grantee in the form hereof (this “Agreement”) has been authorized by a resolution of the Board or, as authorized by the Board, the Committee that was duly adopted effective as of                   (the “Date of Grant”).

NOW, THEREFORE, subject to the terms and conditions of the Program, the Operating Agreement and as hereinafter set forth, the Company hereby grants to the Grantee                      restricted Unvested Class A Units (the “Initial Unvested Class A Units”).

1.                                       Vesting of the Initial Unvested Class A Units.

(a)                                  Subject to the terms and conditions of the Operating Agreement and this Section 1, and provided that the Grantee remains in the continuous employ of CenterPoint, the Grantee’s Initial Unvested Class A Units awarded hereunder will be treated as Unvested Class A Units prior to the fifth (5th) anniversary of the Effective Date, and on and after such date, the Grantee’s Initial Unvested Class A Units will be treated as Vested Class A Units.

(b)                                 Notwithstanding the provisions of Section 1(a) hereof, upon termination of the Grantee’s employment, the Grantee’s Initial Unvested Class A Units awarded under this Agreement shall be subject to the vesting, forfeiture and other conditions as specified in the Grantee’s Employment Agreement. For purposes of the terms and conditions of the Operating Agreement, any of the Grantee’s Initial Unvested Class A Units that vest pursuant to the terms of the Grantee’s Employment Agreement will be treated as Vested Class A Units and the total number of Unvested Class A Units will be equal to zero (0). Except as provided in this Section 1(b), all remaining Initial Unvested Class A Units awarded hereunder shall be immediately forfeited, will not be treated as either Vested Class A Units or Unvested Class A Units for purposes of this Agreement or the terms and conditions of the Operating Agreement, will not be entitled to any further payments or Distributions and will have no further rights under the Program with respect to such Initial Unvested Class A Units.

(c)                                  Notwithstanding the provisions of Section 1(a) hereof, in the event of a Change in Control (as defined in the Grantee’s Employment Agreement) prior to termination of the Grantee’s employment, all of the Grantee’s Initial Unvested Class A Units awarded hereunder shall immediately vest and become nonforfeitable.

(d)                                 Notwithstanding any of the provisions of Section 1 hereof and in accordance with the Program, the Board may accelerate the vesting of the Grantee’s Initial Unvested Class A Units awarded hereunder in connection with the termination of the Grantee’s employment.

(e)                                  The Grantee’s Vested Class A Units, if any, shall be subject to the terms and conditions of the Operating Agreement and the put/call rights or required sale rights, as applicable, set forth in the Grantee’s Employment Agreement.

2.                                       Distributions.

(a)                                  During Employment. Provided that the Grantee remains in the continuous employ of CenterPoint, the Grantee shall be eligible to receive such Grantee’s allocable share of Distributions with respect to the Initial Unvested Class A Units awarded hereunder, and such units that become Vested Class A Units as and when provided for hereunder and under the Operating Agreement based on the Grantee’s Class A Sharing Percentage.

(b)                                 Following Termination of Employment. Following the termination of the Grantee’s employment with CenterPoint for any reason, the Grantee shall be eligible to continue to receive such Grantee’s allocable share of Distributions with respect to the Grantee’s Vested Class A Units as and when provided under the Operating Agreement based on the Grantee’s Class A Sharing Percentage. The Grantee’s Vested Class A Units shall continue to be subject to the terms and conditions of the Operating Agreement. The Grantee will not be entitled to any further payments or Distributions with respect to any Initial Unvested Class A Units and will have no further rights under the Program or the Operating Agreement with respect to such Initial Unvested Class A Units.

3.                                       Transferability. Except as provided in the Operating Agreement, the Grantee’s rights under the Initial Unvested Class A Units shall not be transferable by the Grantee without the prior Approval of the Board (or as delegated by the Board, the Committee) and any attempted transfer without such Approval shall be void ab initio.

4.                                       Operating Agreement. The Grantee acknowledges and agrees that the Initial Unvested Class A Units awarded hereunder, and any that become Vested Class A Units, are subject to the terms and conditions of the Operating Agreement. The Grantee further acknowledges and agrees that, to the extent Grantee has not already executed the Operating Agreement or an addendum thereof, the Grantee will be required to sign the addendum to the Operating Agreement, attached hereto as Exhibit A, agreeing to be bound by the terms and conditions of the Operating Agreement as a condition to receiving the Initial Unvested Class A Units awarded hereunder.

5.                                       Compliance with Law. The Company shall comply with all applicable laws and regulations of any duly constituted authority having jurisdiction over the issuance of the Initial Unvested Class A Units to Grantee as contemplated herein; provided, however, that notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Initial Unvested Class A Units hereunder if the issuance thereof would result in a violation of any such law or regulation.

6.                                       Withholding Taxes.

(a)                                  To the extent that the Company or CenterPoint is required to withhold federal, state, local or foreign taxes in connection with any issuance or transfer hereunder of Initial Unvested Class A Units to the Grantee or to the Grantee’s Beneficiary, as the case may be, it shall have the right to require the Grantee or the Grantee’s Beneficiary to remit to CenterPoint or the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements in connection with any payment made or benefit realized by the Grantee or the Grantee’s Beneficiary in connection with this award. The Board may make mutually agreed-upon arrangements with the Grantee or the Grantee’s Beneficiary for the satisfaction of such withholding liability, which may include, but not be limited to, the relinquishment of any Initial Unvested Class A Units.

(b)                                 If the Company or CenterPoint is obligated to pay any amount to a governmental agency (or otherwise makes a payment to a governmental agency) because of (A) the Grantee’s status or otherwise specifically attributable to the Grantee in his or her capacity as a Grantee with respect to federal, state or local withholding taxes imposed with respect to (i) any issuance of Class A Units to the Grantee by the Company under this award or (ii) any payments to the Grantee or (B) the Grantee’s breach of the Operating Agreement or violation of any law, rule or regulation in his, her or its capacity as a Grantee, then the Company shall reduce the Distributions that would otherwise be made to such Grantee or if such Distributions are insufficient to pay such obligation such Grantee shall, to the fullest extent permitted by law, indemnify the Company in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payments).

7.                                       Continuation of Employment. Neither this Agreement nor any action taken hereunder shall be construed as giving the Grantee any right to continued employment with CenterPoint, nor shall this Agreement or any action taken hereunder be construed as entitling CenterPoint to the services of the Grantee for any period of time. For the purposes of this Agreement, the continuous employment of the Grantee with CenterPoint shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be employed CenterPoint by reason of the transfer of his employment among CenterPoint, the Company or a Subsidiary or Affiliate of CenterPoint or of the Company which adopts the Program.

8.                                       Limited Rights. Except as otherwise provided in the Operating Agreement and the Grantee’s Employment Agreement, the granting of Initial Unvested Class A Units hereunder shall not confer upon the Grantee any right to participate in the management of the business and affairs of the Company or any Subsidiary or Affiliate of the Company. The granting of Initial Unvested Class A Units hereunder shall confer upon the Grantee only those rights set forth in the Operating Agreement, the Program, the Grantee’s Employment Agreement and this Agreement.

9.                                       Unfunded Plan. The Program shall be unfunded and shall not create (or be construed to create) a trust or separate fund.

10.                                 Amendments. Any amendment to the Program shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee hereunder under any Class A Units without the Grantee’s consent.

11.                                 Assignment. This Agreement shall be binding upon, and shall inure to the benefit of the Company and any successor. The Company may assign and transfer this Agreement, and delegate its duties hereunder, to a Subsidiary of CenterPoint or the Company.

12.                                 Severability. In the event that one or more of the provisions of the Program or this Agreement becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Program, this Agreement or the Initial Unvested Class A Units under any law deemed applicable by the Board, the Board shall replace each invalid, illegal or unenforceable provision with a valid, legal and enforceable provision which will most nearly and equitably satisfy the economic effect of the invalid, illegal or unenforceable provision.

13.                                 Governing Law. This Agreement is made in, and shall be construed in accordance with, the laws of the State of Delaware.

14.                                 Agreement Subject to Program. The Initial Unvested Class A Units granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Program. In the event of any inconsistency between this Agreement and the Program, the terms of the Program will govern.

15.                                 Capitalized Terms. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Program or to the extent not defined in the Program, in the Operating Agreement.

This Agreement is hereby executed by the Company on this                day of                     , 20    .

SOLSTICE HOLDINGS LLC

Its:

This Agreement is hereby executed by the undersigned Grantee this                        day of                    20    . The Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts this award of Initial Unvested Class A Units, subject to the terms and conditions of the Program, the Operating Agreement and the terms and conditions set forth above. The Grantee further acknowledges and agrees that, to the extent Grantee has not already executed the Operating Agreement or an addendum thereof, the Grantee will be required to sign the addendum to the Operating Agreement, attached hereto as Exhibit A, agreeing to be bound by the terms and conditions of the Operating Agreement as a condition to receiving the Initial Unvested Class A Units awarded hereunder.

Grantee

Date: